UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-193480

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2015, a subsidiary of Strategic Storage Growth Trust, Inc. (the “Registrant”) executed a ratification to a purchase and sale agreement with an unaffiliated third party (the “Baseline Property Purchase Agreement”) for the acquisition of a self storage facility located in Phoenix, Arizona (the “Baseline Property”). The information in this Item 1.01 description is qualified in its entirety by the full Baseline Property Purchase Agreement which is attached as Exhibit 10.1 hereto.

The Baseline Property will be developed by the seller into a self storage facility at 1500 E. Baseline Road, Phoenix, Arizona that is expected to contain approximately 81,000 net rentable square feet and approximately 830 rental units. The purchase price for the Baseline Property is approximately $7 million, plus closing costs and acquisition fees. The Registrant expects the acquisition of the Baseline Property to close in the fourth quarter of 2015 after construction is complete on the self storage facility and a certificate of occupancy has been issued for the Baseline Property. The Registrant expects to fund such acquisition with a combination of net proceeds from the Registrant’s initial public offering and through a drawdown on future credit facilities.

Pursuant to the Baseline Property Purchase Agreement, the Registrant will be obligated to purchase the Baseline Property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Baseline Property generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its public offering and drawdown additional funds through future credit facilities;

•	satisfactory completion of due diligence on the Baseline Property and the seller of the Baseline Property;

•	the completion of construction of the self storage facility and the issuance of a certificate of occupancy for the Baseline Property;

•	satisfaction of the conditions to the acquisition in accordance with the Baseline Property Purchase Agreement; and

•	no material adverse changes relating to the Baseline Property, the seller of the Baseline Property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Baseline Property. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to $500,000 in earnest money on the Baseline Property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Baseline Property. Due to the considerable conditions to the consummation of the acquisition of the Baseline Property, the Registrant cannot make any assurances that the closing of the Baseline Property is probable.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Baseline Property Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: June 5, 2015	By:	/s/ Michael S. McClure
Michael S. McClure Executive Vice President and Chief Financial Officer